1 7958 South Chester Street, Centennial, CO Square Feet: 167,917 United Launch Alliance Corporate Headquarters All amounts in this report are unaudited. Third Quarter 2016 Supplemental Operating and Financial Data Select Income REIT 350 Spectrum Loop, Colorado Springs, CO Square Feet: 155,808 FedEx Corporation (NYSE: FDX) Rocky Mountain Tech Center

Select Income REIT Supplemental Operating and Financial Data, September 30, 2016 2 T A B L E O F C O N T E N T S PAGE/EXHIBIT CORPORATE INFORMATION Company Profile 7 Investor Information 8 Research Coverage 9 FINANCIALS Key Financial Data 11 Condensed Consolidated Balance Sheets 12 Condensed Consolidated Statements of Income 13 Condensed Consolidated Statements of Cash Flows 14 Debt Summary 15 Debt Maturity Schedule 16 Leverage Ratios, Coverage Ratios and Public Debt Covenants 17 Capital Expenditures Summary 18 Property Acquisitions and Dispositions Information Since 1/1/16 19 Calculation of Property Net Operating Income (NOI) and Cash Basis NOI 20 Reconciliation of NOI to Same Property NOI and Calculation of Same Property Cash Basis NOI 21 Calculation of EBITDA and Adjusted EBITDA 22 Calculation of Funds from Operations (FFO) Attributed to SIR and Normalized FFO Attributed to SIR 23 Definitions of Certain Non-GAAP Financial Measures 24 PORTFOLIO INFORMATION Portfolio Summary by Property Type 26 Same Property Results of Operations 27 Leasing Summary 29 Occupancy and Leasing Analysis by Property Type 30 Tenant Diversity and Credit Characteristics 31 Tenants Representing 1% or More of Total Annualized Rental Revenue 32 Three Year Lease Expiration Schedule by Property Type 33 Portfolio Lease Expiration Schedule 34 Hawaii Land Rent Reset Summary 35 EXHIBIT Property Detail A TABLE OF CONTENTS

Select Income REIT Supplemental Operating and Financial Data, September 30, 2016 3 W A R N I N G C O N C E R N I N G F O R W A R D L O O K I N G S T A T E M E N T S THIS PRESENTATION OF SUPPLEMENTAL OPERATING AND FINANCIAL DATA CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS REPORT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING: • THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT OR BE NEGATIVELY AFFECTED BY CYCLICAL ECONOMIC CONDITIONS, • THE LIKELIHOOD THAT OUR TENANTS WILL RENEW OR EXTEND THEIR LEASES OR THAT WE WILL BE ABLE TO OBTAIN REPLACEMENT TENANTS, • OUR ACQUISITIONS OF PROPERTIES, • OUR SALES OF PROPERTIES, • OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY, • THE LIKELIHOOD THAT OUR RENTS MAY INCREASE WHEN RENTS ARE RESET AT OUR LEASED LANDS IN HAWAII, • OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND THE AMOUNT OF SUCH DISTRIBUTIONS, • THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY, • OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS, • OUR ABILITY TO RAISE EQUITY OR DEBT CAPITAL, • OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT, • OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF EQUITY AND DEBT CAPITAL, • OUR CREDIT RATINGS, • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP OF THE RMR GROUP INC., OR RMR INC., • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP OF AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC, • OUR QUALIFICATION FOR TAXATION AS A REAL ESTATE INVESTMENT TRUST, OR REIT, • THE CREDIT QUALITIES OF OUR TENANTS, AND • OTHER MATTERS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, OR FFO, ATTRIBUTED TO SELECT INCOME REIT, OR SIR, NORMALIZED FUNDS FROM OPERATIONS, OR NORMALIZED FFO, ATTRIBUTED TO SIR, NET OPERATING INCOME, OR NOI, CASH BASIS NOI, EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, OR EBITDA, EBITDA AS ADJUSTED, OR ADJUSTED EBITDA, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO: • THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS, • COMPETITION WITHIN THE REAL ESTATE INDUSTRY, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED, • COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS, • LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES, • ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, THE RMR GROUP LLC, OR RMR LLC, RMR INC., GOVERNMENT PROPERTIES INCOME TRUST, OR GOV, SENIOR HOUSING PROPERTIES TRUST, OR SNH, AIC, AND OTHERS AFFILIATED WITH THEM, AND WARNING CONCERNING FORWARD LOOKING STATEMENTS

Select Income REIT Supplemental Operating and Financial Data, September 30, 2016 4 W A R N I N G C O N C E R N I N G F O R W A R D L O O K I N G S T A T E M E N T S ( C O N T I N U E D ) • ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL. FOR EXAMPLE: • OUR ABILITY TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS AND TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS AND THE CAPITAL COSTS WE INCUR TO LEASE OUR PROPERTIES. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED, • OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND LEASE THEM FOR RENTS, LESS PROPERTY OPERATING COSTS, THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING OR LEASE TERMS FOR NEW PROPERTIES, • CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND OUR PENDING ACQUISITIONS AND SALES MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS MAY CHANGE, • RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE, • A SIGNIFICANT NUMBER OF OUR HAWAII PROPERTIES ARE LANDS LEASED FOR RENTS THAT ARE PERIODICALLY RESET BASED ON THEN CURRENT FAIR MARKET VALUES. REVENUES FROM OUR PROPERTIES IN HAWAII HAVE GENERALLY INCREASED DURING OUR OWNERSHIP AS THE LEASES FOR THOSE PROPERTIES HAVE BEEN RESET OR RENEWED. THERE CAN BE NO ASSURANCE THAT REVENUES FROM OUR HAWAII PROPERTIES WILL INCREASE AS A RESULT OF FUTURE RENT RESETS OR LEASE RENEWALS, AND FUTURE RENTS FROM THESE PROPERTIES COULD DECREASE OR NOT INCREASE TO THE EXTENT THEY HAVE IN THE PAST, • WE MAY NOT SUCCEED IN FURTHER DIVERSIFYING OUR TENANTS AND ANY DIVERSIFICATION WE MAY ACHIEVE MAY NOT MITIGATE OUR PORTFOLIO RISKS OR IMPROVE THE SECURITY OF OUR REVENUES OR OUR OPERATING PERFORMANCE, • OUR POSSIBLE REDEVELOPMENT OF CERTAIN OF OUR HAWAII PROPERTIES MAY NOT BE REALIZED OR BE SUCCESSFUL, • THE UNEMPLOYMENT RATE OR ECONOMIC CONDITIONS IN THE UNITED STATES MAY BECOME WORSE IN THE FUTURE. SUCH CIRCUMSTANCES OR OTHER CONDITIONS MAY REDUCE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE. IF THE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE IS REDUCED, WE MAY BE UNABLE TO RENEW LEASES WITH OUR TENANTS AS LEASES EXPIRE OR ENTER INTO NEW LEASES AT RENTAL RATES AS HIGH AS EXPIRING RATES, AND OUR FINANCIAL RESULTS MAY DECLINE, • OUR BELIEF THAT THERE IS A LIKELIHOOD THAT TENANTS MAY RENEW OR EXTEND OUR LEASES WHEN THEY EXPIRE WHENEVER THEY HAVE MADE SIGNIFICANT INVESTMENTS IN THE LEASED PROPERTIES, OR BECAUSE THOSE PROPERTIES MAY BE OF STRATEGIC IMPORTANCE TO THEM, MAY NOT BE REALIZED, • SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES, • WE MAY INCUR SIGNIFICANT COSTS TO PREPARE A PROPERTY FOR A TENANT, PARTICULARLY FOR SINGLE TENANT PROPERTIES, • CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CUSTOMARY CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY, • ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE CREDIT FACILITIES WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH SUCH FACILITIES, • WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE, • THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOAN MAY BE INCREASED TO UP TO $2.2 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES; HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOAN IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR, WARNING CONCERNING FORWARD LOOKING STATEMENTS (CONTINUED)

Select Income REIT Supplemental Operating and Financial Data, September 30, 2016 5 W A R N I N G C O N C E R N I N G F O R W A R D L O O K I N G S T A T E M E N T S ( C O N T I N U E D ) • WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS. HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET, • WE RECEIVED AN ASSESSMENT FROM THE STATE OF WASHINGTON FOR REAL ESTATE EXCISE TAX, INTEREST AND PENALTIES OF $2.8 MILLION ON CERTAIN PROPERTIES WE ACQUIRED IN CONNECTION WITH OUR ACQUISITION OF COLE CORPORATE INCOME TRUST, INC., OR CCIT, IN JANUARY 2015. ALTHOUGH WE BELIEVE WE ARE EXEMPT FROM THIS TAX AND ARE DISPUTING THIS ASSESSMENT, WE MAY NOT SUCCEED IN HAVING ALL OR ANY PART OF THIS ASSESSMENT NULLIFIED, • THE BUSINESS MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS. HOWEVER, THOSE AGREEMENTS INCLUDE TERMS WHICH PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS OR FOR SHORTER TERMS, • WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING RMR LLC, RMR INC., GOV, SNH, AIC AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE, AND • THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON OUR REVOLVING CREDIT FACILITY AND TERM LOAN AND THE FACILITY FEE PAYABLE ON OUR REVOLVING CREDIT FACILITY ARE BASED ON OUR CREDIT RATINGS. FUTURE CHANGES IN OUR CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES WE PAY TO INCREASE. CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS ACTS OF TERRORISM, NATURAL DISASTERS, CHANGES IN OUR TENANTS’ FINANCIAL CONDITIONS, THE MARKET DEMAND FOR LEASED SPACE OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY. THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. WARNING CONCERNING FORWARD LOOKING STATEMENTS (CONTINUED)

6 CORPORATE INFORMATION 6 351, 401, 501 Elliott Ave West, Seattle, WA Square Feet: 299,643 F5 Networks (Nasdaq: FFIV) Corporate Headquarters

Select Income REIT Supplemental Operating and Financial Data, September 30, 2016 7 C O M P A N Y P R O F I L E Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634 (t) (617) 796-8303 (f) (617) 796-8335 Stock Exchange Listing: Nasdaq Trading Symbol: Common Shares: SIR Issuer Ratings: Moody’s: Baa2 Standard & Poor’s: BBB- The Company: Select Income REIT, or SIR, we, our or us, is a real estate investment trust, or REIT, which owns properties that are primarily net leased to single tenants. As of September 30, 2016, we owned 120 properties (361 buildings, leasable land parcels and easements) with approximately 44.8 million rentable square feet located in 35 states, including 11 properties (229 buildings, leasable land parcels and easements) with approximately 17.8 million square feet which are primarily leasable industrial and commercial lands located in Hawaii. We have been investment grade rated since 2014, and we are included in the Russell 2000® Index and the MSCI US REIT Index. COMPANY PROFILE Management: SIR is managed by The RMR Group LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to four publicly owned real estate investment trusts, or REITs, and three real estate related operating businesses. In addition to managing SIR, RMR manages Hospitality Properties Trust, a REIT that owns hotels and travel centers, Senior Housing Properties Trust, a REIT that primarily owns healthcare, senior living and medical office buildings, and Government Properties Income Trust, a REIT that primarily owns properties leased to the U.S. and state governments. RMR also provides management services to TravelCenters of America LLC, a publicly traded operator of travel centers along the U.S. Interstate Highway System, convenience stores and restaurants, Five Star Quality Care, Inc., a publicly traded operator of senior living communities, and Sonesta International Hotels Corporation, a privately owned franchisor and operator of hotels and cruise ships. RMR also manages publicly traded securities of real estate companies and private commercial real estate debt funds through wholly owned SEC registered investment advisory subsidiaries. As of September 30, 2016, RMR had $23.8 billion of real estate assets under management and the combined RMR managed companies had approximately $11 billion of annual revenues, over 1,350 properties and more than 52,000 employees. We believe that being managed by RMR is a competitive advantage for SIR because of RMR’s depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services. (1) See page 23 for the calculations of FFO attributed to SIR and Normalized FFO attributed to SIR and a reconciliation of net income attributed to SIR, determined in accordance with U.S. generally accepted accounting principles, or GAAP, to those amounts. Key Data (as of 9/30/2016): (dollars and sq. ft. in 000s) Total properties 120 Total sq. ft. 44,763 Percent leased 96.8% Q3 2016 total revenue 115,036$ Q3 2016 net income attributed to SIR 28,568$ 61,947$ Q3 2016 Normalized FFO attributed to SIR ⁽¹⁾

INVESTOR INFORMATION

INVESTOR INFORMATION

Board of Trustees

Donna D. Fraiche
Independent Trustee

William A. Lamkin
Independent Trustee

Jeffrey P. Somers
Independent Trustee

Adam D. Portnoy
Managing Trustee

Barry M. Portnoy
Managing Trustee

Senior Management

David M. Blackman
President and Chief Operating Officer

John C. Popeo
Chief Financial Officer and Treasurer

Contact Information

Investor Relations
Select Income REIT
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 796-8303
(f) (617) 796-8335
(e-mail) info@sirreit.com

Inquiries
Financial inquiries should be directed to John C. Popeo, Chief Financial Officer and Treasurer, at (617) 796-8303 or jpopeo@sirreit.com.

Investor and media inquiries should be directed to Christopher Ranjitkar, Director, Investor Relations, at (617) 796-8320 or cranjitkar@sirreit.com.

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Supplemental Operating and Financial Data, September 30, 2016
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Select Income REIT Supplemental Operating and Financial Data, September 30, 2016 9 R E S E A R C H C O V E R A G E RESEARCH COVERAGE Equity Research Coverage Bank of America / Merrill Lynch James Feldman (646) 855-5808 james.feldman@baml.com FBR Capital Markets & Co. Bryan Maher (646) 885-5423 bmaher@fbr.com JMP Securities Mitch Germain (212) 906-3546 mgermain@jmpsecurities.com Morgan Stanley Vikram Malhotra (212) 761-7064 vikram.malhotra@morganstanley.com SIR is followed by the analysts and its credit is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SIR’s performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SIR or its management. SIR does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies. Rating Agencies Moody’s Investors Service Griselda Bisono (212) 553-4985 griselda.bisono@moodys.com Standard & Poor’s Michael Souers (212) 438-2508 michael.souers@standardandpoors.com

10 FINANCIALS 10 19100 Ridgewood Parkway, San Antonio, TX Square Feet: 618,017 Tesoro Corporation (NYSE: TSO) Corporate Headquarters

KEY FINANCIAL DATA

KEY FINANCIAL DATA

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Selected Balance Sheet Data:					
Total gross assets [1]	$ 4,880,238	$ 4,853,401	$ 4,876,990	$ 4,849,124	$ 4,893,849
Total assets	$ 4,657,256	$ 4,649,793	$ 4,692,810	$ 4,684,345	$ 4,749,263
Total liabilities	$ 2,565,322	$ 2,553,157	$ 2,591,733	$ 2,587,385	$ 2,576,459
Total shareholders' equity	$ 2,091,934	$ 2,096,636	$ 2,101,077	$ 2,096,960	$ 2,169,534
Selected Income Statement Data:					
Total revenues	$ 115,036	$ 114,904	$ 117,232	$ 114,794	$ 111,942
Net income	$ 28,568	$ 30,752	$ 32,812	$ 10,917	$ 30,801
Net income attributed to SIR [2]	$ 28,568	$ 30,752	$ 32,779	$ 10,876	$ 30,755
NOI [3]	$ 89,887	$ 91,747	$ 93,986	$ 92,749	$ 90,758
Adjusted EBITDA [4]	$ 83,322	$ 85,472	$ 87,359	$ 88,150	$ 84,670
FFO [5]	$ 61,934	$ 64,157	$ 66,204	$ 43,526	$ 63,750
Normalized FFO attributed to SIR [5]	$ 61,947	$ 64,157	$ 66,262	$ 67,510	$ 64,152
Per Share Data:					
Net income attributed to SIR - basic and diluted	$ 0.32	$ 0.34	$ 0.37	$ 0.12	$ 0.34
FFO attributed to SIR - basic and diluted [5]	$ 0.69	$ 0.72	$ 0.74	$ 0.49	$ 0.71
Normalized FFO attributed to SIR - basic and diluted [5]	$ 0.69	$ 0.72	$ 0.74	$ 0.76	$ 0.72
Dividends:					
Annualized dividends paid per share [6]	$ 2.04	$ 2.00	$ 2.00	$ 2.00	$ 2.00
Annualized dividend yield (at end of period) [6]	7.6%	7.7%	8.7%	10.1%	10.5%
Normalized FFO payout ratio [5][6]	73.9%	69.4%	67.6%	65.8%	69.4%

[1] Total gross assets is total assets plus accumulated depreciation.

[2] Excludes an 11% noncontrolling interest of a third party in one property. In February 2016, we purchased this 11% interest at fair market value.

[3] See page 20 for the calculation of NOI and a reconciliation of that amount to net income determined in accordance with GAAP.

[4] See page 22 for the calculation of Adjusted EBITDA and a reconciliation of net income determined in accordance with GAAP to that amount.

[5] See page 23 for the calculation of FFO attributed to SIR and Normalized FFO attributed to SIR and a reconciliation of net income attributed to SIR determined in accordance with GAAP to those amounts.

[6] Annualized dividends paid per share for the three months ended December 31, 2015 excludes a $0.21 per common share non-cash distribution of RMR common stock to our shareholders on December 14, 2015.

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CONDENSED CONSOLIDATED BALANCE SHEETS

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	September 30, 2016	December 31, 2015
ASSETS		
Real estate properties:		
Land	$ 1,037,445	$ 1,036,425
Buildings and improvements	3,099,126	3,083,243
	4,136,571	4,119,668
Accumulated depreciation	(222,982)	(164,779)
	3,913,589	3,954,889
Acquired real estate leases, net	519,952	566,195
Cash and cash equivalents	16,697	17,876
Restricted cash	1,203	1,171
Rents receivable, including straight line rents of $111,318 and $92,264, respectively, net of allowance for doubtful accounts of $808 and $464, respectively	117,163	99,307
Deferred leasing costs, net	9,762	7,221
Other assets, net	78,890	37,686
Total assets	$ 4,657,256	$ 4,684,345
LIABILITIES AND SHAREHOLDERS' EQUITY		
Unsecured revolving credit facility	$ 297,000	$ 303,000
Unsecured term loan, net	348,249	347,876
Senior unsecured notes, net	1,429,247	1,426,025
Mortgage notes payable, net	286,102	286,706
Accounts payable and other liabilities	89,393	105,403
Assumed real estate lease obligations, net	79,833	86,495
Rents collected in advance	18,957	16,295
Security deposits	11,785	11,845
Due to related persons	4,756	3,740
Total liabilities	2,565,322	2,587,385
Commitments and contingencies		
Shareholders' equity:		
Common shares of beneficial interest, $.01 par value: 125,000,000 shares authorized; 89,428,912 and 89,374,029 shares issued and outstanding, respectively	894	894
Additional paid in capital	2,179,697	2,178,477
Cumulative net income	417,085	324,986
Cumulative other comprehensive income (loss)	17,029	(19,587)
Cumulative common distributions	(522,771)	(387,810)
Total shareholders' equity	2,091,934	2,096,960
Total liabilities and shareholders' equity	$ 4,657,256	$ 4,684,345

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollar and share amounts in thousands, except per share data)

	For the Three Months Ended September 30, 2016	For the Three Months Ended September 30, 2015	For the Nine Months Ended September 30, 2016	For the Nine Months Ended September 30, 2015
Revenues:				
Rental income	$ 96,037	$ 94,745	$ 290,512	$ 267,389
Tenant reimbursements and other income	18,999	17,197	56,660	46,182
Total revenues	115,036	111,942	347,172	313,571
Expenses:				
Real estate taxes	10,755	9,871	31,565	27,247
Other operating expenses	14,394	11,313	39,987	30,121
Depreciation and amortization	33,366	33,070	100,240	90,179
Acquisition related costs	13	402	71	21,720
General and administrative	7,553	6,328	21,903	19,488
Total expenses	66,081	60,984	193,766	188,755
Operating income	48,955	50,958	153,406	124,816
Dividend income	397	-	872	-
Interest expense (including net amortization of debt premiums and discounts and debt issuance costs of $1,374, $1,357, $4,124 and $3,738, respectively)	(20,690)	(20,034)	(61,883)	(53,710)
Loss on early extinguishment of debt	-	-	-	(6,845)
Income before income tax expense and equity in earnings (loss) of an investee	28,662	30,924	92,395	64,261
Income tax expense	(107)	(98)	(370)	(324)
Equity in earnings (loss) of an investee	13	(25)	107	70
Net income	28,568	30,801	92,132	64,007
Net income allocated to noncontrolling interest	-	(46)	(33)	(135)
Net income attributed to SIR	$ 28,568	$ 30,755	$ 92,099	$ 63,872
Weighted average common shares outstanding - basic	89,308	89,267	89,295	85,827
Weighted average common shares outstanding - diluted	89,334	89,274	89,318	85,837
Net income attributed to SIR per common share - basic and diluted	$ 0.32	$ 0.34	$ 1.03	$ 0.74
Additional Data:				
General and administrative expenses / total revenues	6.6%	5.7%	6.3%	6.2%
General and administrative expenses / total assets (at end of period)	0.2%	0.1%	0.5%	0.4%
Non-cash straight line rent adjustments included in rental income (1)	$ 6,483	$ 7,922	$ 19,054	$ 20,395
Lease value amortization included in rental income (1)	$ 443	$ 786	$ 1,298	$ 2,882
Lease termination fees included in rental income	$ -	$ -	$ -	$ 48
Non-cash amortization included in other operating expenses (2)	$ 213	$ 215	$ 639	$ 215
Non-cash amortization included in general and administrative expenses (2)	$ 345	$ 351	$ 1,034	$ 493

(1) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(2) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fees and property management fees, which are included in general and administrative and other operating expenses, respectively.

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	For the Nine Months Ended September 30, 2016	For the Nine Months Ended September 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net income	$ 92,132	$ 64,007
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation	58,482	53,090
Net amortization of debt premiums and discounts and debt issuance costs	4,124	3,738
Amortization of acquired real estate leases and assumed real estate lease obligations	39,582	33,098
Amortization of deferred leasing costs	1,037	1,176
Provision for losses on rents receivable	431	(453)
Straight line rental income	(19,054)	(20,395)
Loss on early extinguishment of debt	-	6,845
Other non-cash expenses, net	(215)	886
Equity in earnings of an investee	(107)	(70)
Change in assets and liabilities:		
Restricted cash	(32)	24
Rents receivable	767	2,048
Deferred leasing costs	(3,794)	(1,342)
Other assets	(4,627)	(6,345)
Accounts payable and other liabilities	(11,137)	11,790
Rents collected in advance	2,662	(2,750)
Security deposits	(60)	310
Due to related persons	1,016	1,357
Net cash provided by operating activities	161,207	147,014
CASH FLOWS FROM INVESTING ACTIVITIES:		
Real estate acquisitions and deposits	(10,200)	(2,147,626)
Real estate improvements	(6,739)	(2,657)
Proceeds from sale of properties, net	-	509,045
Investment in The RMR Group Inc.	-	(18,461)
Net cash used in investing activities	(16,939)	(1,659,699)
CASH FLOWS FROM FINANCING ACTIVITIES:		
Proceeds from issuance of senior unsecured notes, net	-	1,433,694
Proceeds from borrowings	135,000	1,774,000
Repayments of borrowings	(141,207)	(1,546,182)
Debt issuance costs	-	(23,761)
Distributions to common shareholders	(134,961)	(112,910)
Repurchase of common shares	(305)	(130)
Purchase of noncontrolling interest	(3,908)	-
Distributions to noncontrolling interest	(66)	(283)
Net cash (used in) provided by financing activities	(145,447)	1,524,428
(Decrease) increase in cash and cash equivalents	(1,179)	11,743
Cash and cash equivalents at beginning of period	17,876	13,504
Cash and cash equivalents at end of period	$ 16,697	$ 25,247
SUPPLEMENTAL DISCLOSURES:		
Interest paid	$ 71,374	$ 40,051
Income taxes paid	$ 409	$ 294
NON-CASH INVESTING ACTIVITIES:		
Real estate and investment acquired by issuance of shares	$ -	$ (736,740)
Real estate acquired by assumption of mortgage notes payable	$ -	$ (297,698)
Real estate sold by assumption of mortgage notes payable	$ -	$ 29,955
Working capital assumed	$ -	$ (20,720)
NON-CASH FINANCING ACTIVITIES:		
Assumption of mortgage notes payable	$ -	$ 297,698
Mortgage notes payable assumed in real estate sale	$ -	$ (29,955)
Issuance of SIR common shares	$ -	$ 736,740

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2016
14

DEBT SUMMARY

DEBT SUMMARY

(dollars in thousands)

As of September 30, 2016:	Coupon Rate [1]	Interest Rate [2]	Principal Balance [3]	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt						
Revolving credit facility (LIBOR + 105 bps) [4] [6]	1.503%	1.503%	$ 297,000	3/29/2019	$ 297,000	2.5
Term loan (LIBOR + 115 bps) [5] [6]	1.673%	1.673%	350,000	3/31/2020	350,000	3.5
Subtotal / weighted average unsecured floating rate debt	1.595%	1.595%	647,000		647,000	3.0
Unsecured Fixed Rate Debt						
Senior notes due 2018	2.850%	2.985%	350,000	2/1/2018	350,000	1.3
Senior notes due 2020	3.600%	3.775%	400,000	2/1/2020	400,000	3.3
Senior notes due 2022	4.150%	4.360%	300,000	2/1/2022	300,000	5.3
Senior notes due 2025	4.500%	4.755%	400,000	2/1/2025	400,000	8.3
Subtotal / weighted average unsecured fixed rate debt	3.781%	3.976%	1,450,000		1,450,000	4.6
Secured Floating Rate Debt						
One property (one building) in Duluth, GA (LIBOR + 140 bps)	1.963%	1.963%	40,233	12/19/2016	40,233	0.2
Secured Fixed Rate Debt						
One property (two buildings) in Carlsbad, CA	5.950%	4.200%	17,565	9/1/2017	17,314	0.9
One property (one building) in Harvey, IL	4.500%	3.280%	1,992	6/1/2019	1,902	2.7
One property (one building) in Columbus, OH	4.500%	3.280%	2,390	6/1/2019	2,282	2.7
One property (one building) in Ankeny, IA	3.870%	3.380%	12,360	7/19/2020	12,360	3.8
One property (one building) in Philadelphia, PA [7]	2.523%	4.160%	41,000	8/3/2020	39,635	3.8
One property (one building) in Chester, VA	3.990%	3.480%	48,750	11/1/2020	48,750	4.1
One property (three buildings) in Seattle, WA	3.550%	3.790%	71,000	5/1/2023	71,000	6.6
One property (one building) in Chicago, IL	3.700%	3.590%	50,000	6/1/2023	50,000	6.7
Subtotal / weighted average secured fixed rate debt	3.701%	3.749%	245,057		243,243	5.0
Total / weighted average debt	3.148%	3.272%	$ 2,382,290		$ 2,380,476	4.2

(1) Reflects the interest rate stated in, or determined pursuant to, the contract terms.

(2) Includes the effect of interest rate protection and mark to market accounting for certain mortgages and discounts on senior unsecured notes. Excludes upfront transaction costs.

(3) Principal balance excludes unamortized premiums, discounts and certain issuance costs related to these debts. Total debt outstanding as of September 30, 2016, net of unamortized premiums, discounts and certain issuance costs totaling $21,692, was $2,360,598.

(4) We have a $750,000 revolving credit facility which has a maturity date of March 29, 2019, interest payable on borrowings of LIBOR plus 105 basis points and a facility fee of 20 basis points. Both the interest rate premium and the facility fee for the revolving credit facility are subject to adjustment based on changes to our credit ratings. Upon the payment of an extension fee and meeting other conditions, we have the option to extend the maturity date to March 29, 2020. Principal balance represents the amount outstanding on our $750,000 revolving credit facility at September 30, 2016. Interest rate is as of September 30, 2016 and excludes the 20 basis points facility fee.

(5) We have a $350,000 term loan with a maturity date of March 31, 2020 and an interest rate on the amount outstanding of LIBOR plus 115 basis points. The interest rate premium for the term loan is subject to adjustment based on changes to our credit ratings. Principal balance represents the amount outstanding on our $350,000 term loan at September 30, 2016. Interest rate is as of September 30, 2016.

(6) The maximum borrowing availability under the revolving credit facility and term loan, combined, may be increased to up to $2,200,000 on certain terms and conditions.

(7) Interest is payable at a rate equal to LIBOR plus a premium. The interest charge has been fixed by a cash flow hedge which sets the interest rate at approximately 4.16% until August 3, 2020, which is the maturity date of the mortgage note. Coupon rate is as of September 30, 2016.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2016
15

DEBT MATURITY SCHEDULE

DEBT MATURITY SCHEDULE

(dollars in thousands)

Scheduled Principal Payments As of September 30, 2016

Year	Unsecured Floating Rate Debt	Unsecured Fixed Rate Debt	Secured Floating Rate Debt	Secured Fixed Rate Debt	Total [3]
10/1/2016 - 12/31/2016	$ -	$ -	$ 40,233	$ 85	$ 40,318
2017	-	-	-	17,570	17,570
2018	-	350,000	-	304	350,304
2019	297,000 [1]	-	-	4,926	301,926
2020	350,000 [2]	400,000	-	101,172	851,172
2021	-	-	-	-	-
2022	-	300,000	-	-	300,000
2023	-	-	-	121,000	121,000
2024	-	-	-	-	-
2025	-	400,000	-	-	400,000
Total	$ 647,000	$ 1,450,000	$ 40,233	$ 245,057	$ 2,382,290
Percent	27.1%	60.9%	1.7%	10.3%	100.0%

[1] Represents the amount outstanding on our $750,000 revolving credit facility at September 30, 2016. We have a $750,000 revolving credit facility which has a maturity date of March 29, 2019, interest payable on borrowings of LIBOR plus 105 basis points and a facility fee of 20 basis points. Both the interest rate premium and the facility fee for the revolving credit facility are subject to adjustment based on changes to our credit ratings. Upon the payment of an extension fee and meeting other conditions, we have the option to extend the maturity date to March 29, 2020.

[2] Represents the amount outstanding on our $350,000 term loan at September 30, 2016. We have a $350,000 term loan with a maturity date of March 31, 2020 and interest rate on the amount outstanding of LIBOR plus 115 basis points. The interest rate premium for the term loan is subject to adjustment based on changes to our credit ratings.

[3] Total debt outstanding as of September 30, 2016, net of unamortized premiums, discounts and certain issuance costs totaling $21,692, was $2,360,598.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2016
16

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended				
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Leverage Ratios:					
Total debt (book value) [(1)] / total gross assets [(2)]	48.4%	48.3%	49.0%	48.7%	48.3%
Total debt (book value) [(1)] / gross book value of real estate assets [(3)]	49.9%	49.6%	50.6%	50.1%	50.5%
Total debt (book value) [(1)] / total market capitalization [(4)]	49.5%	50.2%	53.7%	57.2%	58.2%
Secured debt (book value) [(1)] / total assets	6.1%	6.2%	6.1%	6.1%	6.0%
Variable rate debt (book value) [(1)] / total debt (book value) [(1)]	29.0%	28.5%	30.0%	29.2%	29.3%
Coverage Ratios:					
Adjusted EBITDA [(5)] / interest expense	4.0x	4.2x	4.2x	4.4x	4.2x
Total debt (book value) [(1)] / annualized Adjusted EBITDA [(5)]	7.1x	6.9x	6.8x	6.7x	7.0x
Public Debt Covenants:					
Total debt / adjusted total assets [(6)] (maximum 60%)	49.6%	49.7%	50.4%	50.2%	49.8%
Secured debt/ adjusted total assets [(6)] (maximum 40%)	5.9%	6.0%	6.0%	6.0%	6.0%
Consolidated income available for debt service [(7)] / annual debt service (minimum 1.50x)	4.5x	4.5x	4.6x	4.4x	4.3x
Total unencumbered assets [(6)] / unsecured debt (minimum 150%)	202.5%	202.4%	198.8%	200.0%	201.5%

(1) Debt amounts are net of unamortized premiums, discounts and certain issuance costs.

(2) Total gross assets is total assets plus accumulated depreciation.

(3) Gross book value of real estate assets is real estate properties at cost, plus certain acquisition costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any.

(4) Total market capitalization is total debt plus the market value of our common shares at the end of each period.

(5) See page 22 for the calculation of Adjusted EBITDA and for a reconciliation of net income determined in accordance with GAAP to that amount.

(6) Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP and exclude depreciation and amortization, accounts receivable, other intangible assets and impairment writedowns, if any.

(7) Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, loss on asset impairment and gains and losses on acquisitions and sales of assets and early extinguishment of debt, determined together with debt service on a pro forma basis for the four consecutive fiscal quarters most recently ended.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2016
17

CAPITAL EXPENDITURES SUMMARY

CAPITAL EXPENDITURES SUMMARY

(dollars in thousands)

	For the Three Months Ended				
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Tenant improvements [(1)]	$ 1,343	$ 902	$ 14	$ 192	$ 12
Leasing costs [(2)]	227	121	3,139	303	1,297
Building improvements [(3)]	561	1,021	104	1,054	444
Recurring capital expenditures	2,131	2,044	3,257	1,549	1,753
Development, redevelopment and other activities [(4)]	613	1,187	748	694	69
Total capital expenditures	$ 2,744	$ 3,231	$ 4,005	$ 2,243	$ 1,822

(1) Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space.

(2) Leasing costs include leasing related costs, such as brokerage commissions, legal costs and tenant inducements.

(3) Building improvements generally include (i) expenditures to replace obsolete building components and (ii) expenditures that extend the useful life of existing assets.

(4) Development, redevelopment and other activities generally include (i) capital expenditures that are identified at the time of a property acquisition and incurred within a short time period after acquiring the property and (ii) capital expenditure projects that reposition a property or result in new sources of revenues.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2016
18

PROPERTY ACQUISITIONS AND DISPOSITIONS INFORMATION SINCE 1/1/16

PROPERTY ACQUISITIONS AND DISPOSITIONS INFORMATION SINCE 1/1/16

(dollars and sq. ft. in thousands, except per sq. ft. data)

Acquisitions [1]:

Date Acquired	Location	Number of Properties	Number of Buildings	Sq. Ft.	Purchase Price [2]	Purchase Price [2] / Sq. Ft.	Cap Rate [3]	Weighted Average Remaining Lease Term in Years [4]	Percent Leased [5]	Tenant
7/22/2016	Huntsville, AL	1	1	57	$ 10,200	$ 179	8.7%	15.0	100.0%	Digium, Inc.
10/12/2016	Richmond, VA	1	1	50	7,760	155	8.9%	11.3	100.0%	Universal Leaf Tobacco Company, Inc.
Total / Weighted Average		2	2	107	$ 17,960	$ 168	8.8%	13.4	100.0%	

[1] In February 2016, SIR also acquired its joint venture partner's 11% interest in a 344,476 square foot net leased office building located in Duluth, GA for $3.9 million. As a result of that acquisition, SIR now wholly owns that property.

[2] Represents the gross purchase price, excluding acquisition related costs, purchase price allocations and assumed mortgage debt.

[3] Represents the ratio of (x) annual straight line rental income, excluding the impact of above and below market lease amortization, based on existing leases as of the date of acquisition, less estimated annual property operating expenses as of the date of acquisition, excluding depreciation and amortization expense, to (y) the acquisition purchase price, including the principal amount of any assumed debt and excluding acquisition related costs.

[4] Average remaining lease term in years is weighted based on rental revenues as of the date acquired.

[5] Percent leased is as of the date acquired.

Dispositions:

SIR has not disposed of any properties since January 1, 2016.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2016
19

CALCULATION OF PROPERTY NET OPERATING INCOME (NOI) AND CASH BASIS NOI

CALCULATION OF PROPERTY NET OPERATING INCOME (NOI) AND CASH BASIS NOI [(1)]

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 96,037	$ 96,615	$ 97,860	$ 96,750	$ 94,745	$ 290,512	$ 267,389
Tenant reimbursements and other income	18,999	18,289	19,372	18,044	17,197	56,660	46,182
Real estate taxes	(10,755)	(10,522)	(10,288)	(10,213)	(9,871)	(31,565)	(27,247)
Other operating expenses	(14,394)	(12,635)	(12,958)	(11,832)	(11,313)	(39,987)	(30,121)
NOI	89,887	91,747	93,986	92,749	90,758	275,620	256,203
Non-cash straight line rent adjustments included in rental income [(2)]	(6,483)	(6,269)	(6,302)	(6,975)	(7,922)	(19,054)	(20,395)
Lease value amortization included in rental income [(2)]	(443)	(419)	(436)	(548)	(786)	(1,298)	(2,882)
Lease termination fees included in rental income [(2)]	-	-	-	(75)	-	-	(48)
Non-cash amortization included in other operating expenses [(3)]	(213)	(213)	(213)	(215)	(215)	(639)	(215)
Cash Basis NOI	$ 82,748	$ 84,846	$ 87,035	$ 84,936	$ 81,835	$ 254,629	$ 232,663
Reconciliation of Cash Basis NOI and NOI to Net Income:							
Cash Basis NOI	$ 82,748	$ 84,846	$ 87,035	$ 84,936	$ 81,835	$ 254,629	$ 232,663
Non-cash straight line rent adjustments included in rental income [(2)]	6,483	6,269	6,302	6,975	7,922	19,054	20,395
Lease value amortization included in rental income [(2)]	443	419	436	548	786	1,298	2,882
Lease termination fees included in rental income [(2)]	-	-	-	75	-	-	48
Non-cash amortization included in other operating expenses [(3)]	213	213	213	215	215	639	215
NOI	89,887	91,747	93,986	92,749	90,758	275,620	256,203
Depreciation and amortization	(33,366)	(33,405)	(33,469)	(32,727)	(33,070)	(100,240)	(90,179)
Acquisition related costs	(13)	-	(58)	(267)	(402)	(71)	(21,720)
General and administrative	(7,553)	(7,374)	(6,976)	(6,371)	(6,328)	(21,903)	(19,488)
Operating income	48,955	50,968	53,483	53,384	50,958	153,406	124,816
Dividend income	397	475	-	1,666	-	872	-
Interest expense	(20,690)	(20,584)	(20,609)	(20,175)	(20,034)	(61,883)	(53,710)
Loss on early extinguishment of debt	-	-	-	-	-	-	(6,845)
Loss on distribution to common shareholders of RMR common stock	-	-	-	(23,717)	-	-	-
Income before income tax expense and equity in earnings (loss) of an investee	28,662	30,859	32,874	11,158	30,924	92,395	64,261
Income tax expense	(107)	(124)	(139)	(191)	(98)	(370)	(324)
Equity in earnings (loss) of an investee	13	17	77	(50)	(25)	107	70
Net income	$ 28,568	$ 30,752	$ 32,812	$ 10,917	$ 30,801	$ 92,132	$ 64,007

(1) See Definitions of Certain Non-GAAP Financial Measures on page 24 for a definition of NOI and Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2016

20

RECONCILIATION OF NOI TO SAME PROPERTY NOI AND CALCULATION OF SAME PROPERTY CASH BASIS NOI

RECONCILIATION OF NOI TO SAME PROPERTY NOI AND CALCULATION OF SAME PROPERTY CASH BASIS NOI [1]

(dollars in thousands)

	For the Three Months Ended		For the Nine Months Ended	
	9/30/2016	9/30/2015	9/30/2016	9/30/2015
Reconciliation of NOI to Same Property NOI [2][3]:				
Rental income	$ 96,037	$ 94,745	$ 290,512	$ 267,389
Tenant reimbursements and other income	18,999	17,197	56,660	46,182
Real estate taxes	(10,755)	(9,871)	(31,565)	(27,247)
Other operating expenses	(14,394)	(11,313)	(39,987)	(30,121)
NOI	89,887	90,758	275,620	256,203
Less:				
NOI of properties not included in same property results	(3,518)	(1,941)	(133,808)	(112,696)
Same property NOI	$ 86,369	$ 88,817	$ 141,812	$ 143,507
Calculation of Same Property Cash Basis NOI [2][3]:				
Same property NOI	$ 86,369	$ 88,817	$ 141,812	$ 143,507
Less:				
Non-cash straight line rent adjustments included in rental income [4]	(6,088)	(7,661)	(8,678)	(10,627)
Lease value amortization included in rental income [4]	(1,224)	(1,233)	(196)	(282)
Lease termination fees included in rental income [4]	-	-	-	(48)
Non-cash amortization included in other operating expenses [5]	(213)	(216)	(402)	(134)
Same property Cash Basis NOI	$ 78,844	$ 79,707	$ 132,536	$ 132,416

[1] See Definitions of Certain Non-GAAP Financial Measures on page 24 for a definition of NOI and Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

[2] For the three months ended September 30, 2016, same property NOI and Cash Basis NOI are based on properties we owned as of September 30, 2016, and which we owned continuously since July 1, 2015.

[3] For the nine months ended September 30, 2016, same property NOI and Cash Basis NOI are based on properties we owned as of September 30, 2016, and which we owned continuously since January 1, 2015.

[4] We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

[5] We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2016

21

CALCULATION OF EBITDA AND ADJUSTED EBITDA

CALCULATION OF EBITDA AND ADJUSTED EBITDA (1)

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015
Net income	$ 28,568	$ 30,752	$ 32,812	$ 10,917	$ 30,801	$ 92,132	$ 64,007
Plus: interest expense	20,690	20,584	20,609	20,175	20,034	61,883	53,710
Plus: income tax expense	107	124	139	191	98	370	324
Plus: depreciation and amortization	33,366	33,405	33,469	32,727	33,070	100,240	90,179
EBITDA	82,731	84,865	87,029	64,010	84,003	254,625	208,220
Plus: acquisition related costs	13	-	58	267	402	71	21,720
Plus: general and administrative expense paid in common shares (2)	578	607	272	156	265	1,457	1,595
Plus: loss on early extinguishment of debt (3)	-	-	-	-	-	-	6,845
Plus: loss on distribution to common shareholders of RMR common stock (4)	-	-	-	23,717	-	-	-
Adjusted EBITDA	$ 83,322	$ 85,472	$ 87,359	$ 88,150	$ 84,670	$ 256,153	$ 238,380

(1) See Definitions of Certain Non-GAAP Financial Measures on page 24 for a definition of EBITDA and Adjusted EBITDA and a description of why we believe they are appropriate supplemental measures.

(2) Amounts represent the portion of business management fees that were payable in our common shares as well as equity based compensation to our trustees, officers and certain other employees of RMR's operating subsidiary, The RMR Group LLC. Beginning June 1, 2015, all business management fees are paid in cash.

(3) We recorded a $6,845 loss on early extinguishment of debt in the first quarter of 2015 in connection with the termination of a bridge loan and the refinancing of our revolving credit facility and term loan.

(4) Amount represents a non-cash loss recorded as a result of the closing price of RMR common stock being lower than our carrying amount per share on the day we distributed RMR common stock to our shareholders.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2016
22

CALCULATION OF FUNDS FROM OPERATIONS (FFO) ATTRIBUTED TO SIR AND NORMALIZED FFO ATTRIBUTED TO SIR

CALCULATION OF FUNDS FROM OPERATIONS (FFO) ATTRIBUTED TO SIR AND NORMALIZED FFO ATTRIBUTED TO SIR (1)

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015
Net income attributed to SIR	$ 28,568	$ 30,752	$ 32,779	$ 10,876	$ 30,755	$ 92,099	$ 63,872
Plus: depreciation and amortization	33,366	33,405	33,469	32,727	33,070	100,240	90,179
Plus: net income allocated to noncontrolling interest	-	-	33	41	46	33	135
Less: FFO allocated to noncontrolling interest	-	-	(77)	(118)	(121)	(77)	(318)
FFO attributed to SIR	61,934	64,157	66,204	43,526	63,750	192,295	153,868
Plus: acquisition related costs	13	-	58	267	402	71	21,720
Plus: loss on early extinguishment of debt	-	-	-	-	-	-	6,845
Plus: loss on distribution to common shareholders of RMR common stock (2)	-	-	-	23,717	-	-	-
Less: normalized FFO from noncontrolling interest, net of FFO	-	-	-	-	-	-	(62)
Normalized FFO attributed to SIR	$ 61,947	$ 64,157	$ 66,262	$ 67,510	$ 64,152	$ 192,366	$ 182,371
Weighted average common shares outstanding - basic	89,308	89,292	89,286	89,285	89,267	89,295	85,827
Weighted average common shares outstanding - diluted	89,334	89,315	89,295	89,291	89,274	89,318	85,837
Net income attributed to SIR per share - basic and diluted	$ 0.32	$ 0.34	$ 0.37	$ 0.12	$ 0.34	$ 1.03	$ 0.74
FFO attributed to SIR per share - basic and diluted	$ 0.69	$ 0.72	$ 0.74	$ 0.49	$ 0.71	$ 2.15	$ 1.79
Normalized FFO attributed to SIR per share - basic and diluted	$ 0.69	$ 0.72	$ 0.74	$ 0.76	$ 0.72	$ 2.15	$ 2.12

(1) See Definitions of Certain Non-GAAP Financial Measures on page 24 for a definition of FFO attributed to SIR and Normalized FFO attributed to SIR, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Amount represents a non-cash loss recorded as a result of the closing price of RMR common stock being lower than our carrying amount per share on the day we distributed RMR common stock to our shareholders.

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23

Select Income REIT Supplemental Operating and Financial Data, September 30, 2016 24 D E F I N I T I O N S O F C E R T A I N N O N - G A A P F I N A N C I A L M E A S U R E S DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES NOI and Cash Basis NOI: The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to our property level results of operations. We calculate NOI and Cash Basis NOI as shown on page 20. We define NOI as income from our rental of real estate less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions because we record those amounts as depreciation and amortization. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. We consider NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of our properties. We use NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and we believe that NOI and Cash Basis NOI provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, net income attributed to SIR or operating income as an indicator of our operating performance or as a measure of our liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in our Condensed Consolidated Statements of Income. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than we do. EBITDA and Adjusted EBITDA: We calculate EBITDA and Adjusted EBITDA as shown on page 22. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our operating performance, along with net income, net income attributed to SIR and operating income. We believe that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with our past operating performance. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income attributed to SIR or operating income as an indicator of operating performance or as a measure of our liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in our Condensed Consolidated Statements of Income. Other real estate companies and REITs may calculate EBITDA and Adjusted EBITDA differently than we do. FFO Attributed to SIR and Normalized FFO Attributed to SIR: We calculate FFO attributed to SIR and Normalized FFO attributed to SIR as shown on page 23. FFO attributed to SIR is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between net income and FFO allocated to noncontrolling interest, as well as certain other adjustments currently not applicable to us. Our calculation of Normalized FFO attributed to SIR differs from NAREIT’s definition of FFO because we include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will ultimately be payable when all contingencies for determining any such fees are determined at the end of the calendar year and we exclude acquisition related costs, loss on early extinguishment of debt, loss on distribution to common shareholders of RMR common stock and Normalized FFO from noncontrolling interest, net of FFO, if any. We consider FFO attributed to SIR and Normalized FFO attributed to SIR to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income attributed to a REIT and operating income. We believe that FFO attributed to SIR and Normalized FFO attributed to SIR provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO attributed to SIR and Normalized FFO attributed to SIR may facilitate a comparison of our operating performance between periods and with other REITs. FFO attributed to SIR and Normalized FFO attributed to SIR are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance and our expected needs and availability of cash to pay our obligations. FFO attributed to SIR and Normalized FFO attributed to SIR do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributed to SIR or operating income as an indicator of our operating performance or as a measure of our liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in our Condensed Consolidated Statements of Income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do.

25 PORTFOLIO INFORMATION 25 7001 Columbia Gateway Drive, Columbia, MD Square Feet: 119,912 Merkle Group, Inc. Corporate Headquarters

Select Income REIT Supplemental Operating and Financial Data, September 30, 2016 26 P O R T F O L I O S U M M A R Y B Y P R O P E R T Y T Y P E PORTFOLIO SUMMARY BY PROPERTY TYPE (dollars and sq. ft. in thousands) Mainland Mainland Subtotal Mainland Hawaii Key Statistic Office Industrial Properties Properties Total Number of properties 65 44 109 11 120 Percent of total 54.1% 36.7% 90.8% 9.2% 100.0% Leasable buildings, land parcels and easements 86 46 132 229 361 Percent of total 23.8% 12.8% 36.6% 63.4% 100.0% Total square feet 12,670 14,315 26,985 17,778 44,763 Percent of total 28.3% 32.0% 60.3% 39.7% 100.0% Leased square feet 12,285 14,315 26,600 16,733 43,333 Percent leased 97.0% 100.0% 98.6% 94.1% 96.8% Total revenues 72,250$ 20,122$ 92,372$ 22,664$ 115,036$ Percent of total 62.8% 17.5% 80.3% 19.7% 100.0% NOI (1) 54,986$ 17,638$ 72,624$ 17,263$ 89,887$ Percent of total 61.2% 19.6% 80.8% 19.2% 100.0% Cash Basis NOI (1) 50,066$ 16,242$ 66,308$ 16,440$ 82,748$ Percent of total 60.5% 19.6% 80.1% 19.9% 100.0% (1) See page 20 for the calculation of NOI and Cash Basis NOI and a reconciliation of those amounts to net income determined in accordance with GAAP. As of and For the Three Months Ended September 30, 2016

SAME PROPERTY RESULTS OF OPERATIONS

SAME PROPERTY RESULTS OF OPERATIONS

(sq. ft. in thousands)

	As of and For the Three Months Ended [1]		As of and For the Nine Months Ended [2]	
	9/30/2016	9/30/2015	9/30/2016	9/30/2015
Number of Properties:				
Mainland Office	61	61	28	28
Mainland Industrial	44	44	12	12
Subtotal Mainland Properties	105	105	40	40
Hawaii Properties	11	11	11	11
Total	116	116	51	51
Leasable buildings, land parcels and easements:				
Mainland Office	80	80	39	39
Mainland Industrial	46	46	13	13
Subtotal Mainland Properties	126	126	52	52
Hawaii Properties	229	229	229	229
Total	355	355	281	281
Square Feet [3]:				
Mainland Office	11,829	11,829	5,345	5,345
Mainland Industrial	14,315	14,315	4,548	4,548
Subtotal Mainland Properties	26,144	26,144	9,893	9,893
Hawaii Properties	17,778	17,778	17,778	17,778
Total	43,922	43,922	27,671	27,671
Percent Leased [4]:				
Mainland Office	96.7%	100.0%	92.8%	100.0%
Mainland Industrial	100.0%	100.0%	100.0%	100.0%
Subtotal Mainland Properties	98.5%	100.0%	96.1%	100.0%
Hawaii Properties	94.1%	94.3%	94.1%	94.3%
Total	96.7%	97.7%	94.8%	96.3%

(1) Consists of properties that we owned continuously since July 1, 2015.

(2) Consists of properties that we owned continuously since January 1, 2015.

(3) Subject to modest adjustments when space is re-measured or re-configured for new tenants and when land leases are converted to building leases.

(4) Includes (i) space being fitted out for occupancy pursuant to existing leases, if any, and (ii) space that is leased but is not occupied or is being offered for sublease by tenants, if any.

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Supplemental Operating and Financial Data, September 30, 2016
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SAME PROPERTY RESULTS OF OPERATIONS (CONTINUED)

SAME PROPERTY RESULTS OF OPERATIONS (CONTINUED)

(dollars in thousands)

	As of and For the Three Months Ended [1]		As of and For the Nine Months Ended [2]	
	9/30/2016	9/30/2015	9/30/2016	9/30/2015
Total Revenues:				
Mainland Office	$ 66,590	$ 66,784	$ 86,675	$ 86,937
Mainland Industrial	20,122	20,012	21,116	20,710
Subtotal Mainland Properties	86,712	86,796	107,791	107,647
Hawaii Properties	22,664	22,113	68,491	67,041
Total	$ 109,376	$ 108,909	$ 176,282	$ 174,688
NOI [3]:				
Mainland Office	$ 51,469	$ 53,206	$ 69,906	$ 71,621
Mainland Industrial	17,637	17,947	18,573	18,218
Subtotal Mainland Properties	69,106	71,153	88,479	89,839
Hawaii Properties	17,263	17,664	53,333	53,668
Total	$ 86,369	$ 88,817	$ 141,812	$ 143,507
Cash Basis NOI [3]:				
Mainland Office	$ 46,163	$ 46,511	$ 64,613	$ 64,490
Mainland Industrial	16,241	16,334	17,163	16,579
Subtotal Mainland Properties	62,404	62,845	81,776	81,069
Hawaii Properties	16,440	16,862	50,760	51,347
Total	$ 78,844	$ 79,707	$ 132,536	$ 132,416
NOI % Change:				
Mainland Office	-3.3%		-2.4%	
Mainland Industrial	-1.7%		1.9%	
Subtotal Mainland Properties	-2.9%		-1.5%	
Hawaii Properties	-2.3%		-0.6%	
Total	-2.8%		-1.2%	
Cash Basis NOI % Change:				
Mainland Office	-0.7%		0.2%	
Mainland Industrial	-0.6%		3.5%	
Subtotal Mainland Properties	-0.7%		0.9%	
Hawaii Properties	-2.5%		-1.1%	
Total	-1.1%		0.1%	

(1) Consists of properties that we owned continuously since July 1, 2015.
(2) Consists of properties that we owned continuously since January 1, 2015.
(3) See page 20 for the calculation of NOI and Cash Basis NOI and a reconciliation of those amounts to net income determined in accordance with GAAP and see page 21 for a calculation and reconciliation of same property NOI and same property Cash Basis NOI.

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Supplemental Operating and Financial Data, September 30, 2016
28

LEASING SUMMARY

LEASING SUMMARY

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and For the Three Months Ended				
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Properties	120	119	119	119	118
Leasable buildings, land parcels and easements	361	360	360	360	359
Total sq. ft. [1]	44,763	44,706	44,706	44,706	44,606
Square feet leased	43,333	43,279	43,700	43,712	43,591
Percentage leased	96.8%	96.8%	97.8%	97.8%	97.7%
Leasing Activity (Sq. Ft.):					
New leases	8	15	42	72	60
Renewals	989	133	438	97	1,209
Total	997	148	480	169	1,269
% Change in GAAP Rent [2]:					
New leases	16.4%	-21.9%	19.7%	25.5%	21.2%
Renewals	4.8%	24.6%	13.6%	26.6%	9.5%
Weighted average	4.9%	15.5%	13.9%	26.1%	10.0%
Leasing Costs and Concession Commitments [3]:					
New leases	$ 3	$ 66	$ 349	$ 720	$ 20
Renewals	845	25	12,263	27	4,226
Total	$ 848	$ 91	$ 12,612	$ 747	$ 4,246
Leasing Costs and Concession Commitments per Sq. Ft. [3]:					
New leases	$ 0.38	$ 4.40	$ 8.31	$ 10.00	$ 0.33
Renewals	$ 0.85	$ 0.19	$ 28.00	$ 0.28	$ 3.50
Total	$ 0.85	$ 0.61	$ 26.28	$ 4.42	$ 3.35
Weighted Average Lease Term by Sq. Ft. (years):					
New leases	7.0	4.3	21.9	21.7	10.0
Renewals	9.1	13.2	15.3	16.9	20.8
Total	9.1	12.3	15.8	18.9	20.2
Leasing Costs and Concession Commitments per Sq. Ft. per Year [3] [4]:					
New leases	$ 0.05	$ 1.02	$ 0.38	$ 0.46	$ 0.03
Renewals	$ 0.09	$ 0.01	$ 1.83	$ 0.02	$ 0.17
Total	$ 0.09	$ 0.05	$ 1.66	$ 0.23	$ 0.17

(1) Subject to modest adjustments when space is re-measured or re-configured for new tenants and when land leases are converted to building leases.

(2) Percent difference in prior rents charged for same space. Rents include estimated recurring expense reimbursements and exclude lease value amortization.

(3) Includes commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent.

(4) Amounts are per square foot per year for the weighted average lease term by leased square feet.

The above leasing summary is based on leases entered into during the periods indicated.

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Supplemental Operating and Financial Data, September 30, 2016

29

OCCUPANCY AND LEASING ANALYSIS BY PROPERTY TYPE

OCCUPANCY AND LEASING ANALYSIS BY PROPERTY TYPE

(sq. ft. in thousands)

Property Type	Total Sq. Ft. [(1)] As of 9/30/2016	Sq. Ft. Leases Executed During the Three Months Ended 9/30/2016 New	Renewals	Total
Mainland Office	12,670	-	1	1
Mainland Industrial	14,315	-	963	963
Subtotal Mainland Properties	26,985	-	964	964
Hawaii Properties	17,778	8	25	33
Total	44,763	8	989	997

Property Type	As of 6/30/2016	6/30/2016 % Leased [(2)]	Expired	Sq. Ft. Leased New and Renewals	Acquisitions / (Sales)	As of 9/30/2016	9/30/2016 % Leased
Mainland Office	12,228	96.9%	(1)	1	57	12,285	97.0%
Mainland Industrial	14,315	100.0%	(963)	963	-	14,315	100.0%
Subtotal Mainland Properties	26,543	98.6%	(964)	964	57	26,600	98.6%
Hawaii Properties	16,736	94.1%	(36)	33	-	16,733	94.1%
Total	43,279	96.8%	(1,000)	997	57	43,333	96.8%

(1) Subject to modest adjustments when space is re-measured or re-configured for new tenants and when land leases are converted to building leases.

(2) Excludes effects of space remeasurements during the period, if any. Percent leased includes (i) space being fitted out for occupancy pursuant to existing leases as of the period, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any.

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Supplemental Operating and Financial Data, September 30, 2016
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Select Income REIT Supplemental Operating and Financial Data, September 30, 2016 31 T E N A N T D I V E R S I T Y A N D C R E D I T C H A R A C T E R I S T I C S TENANT DIVERSITY AND CREDIT CHARACTERISTICS (3) As of September 30, 2016 (2)

TENANTS REPRESENTING 1% OR MORE OF TOTAL ANNUALIZED RENTAL REVENUE

TENANTS REPRESENTING 1% OR MORE OF TOTAL ANNUALIZED RENTAL REVENUE

(sq. ft. in thousands)

As of September 30, 2016

	Tenant	Property Type	Sq. Ft. [1]	% of Total Sq. Ft. [1]	% of Annualized Rental Revenue [2]
1.	Shook, Hardy & Bacon L.L.P.	Mainland Office	596	1.4%	4.0%
2.	Tellabs, Inc.	Mainland Office	820	1.9%	3.7%
3.	Amazon.com, Inc.	Mainland Industrial	3,048	7.0%	3.6%
4.	Bank of America, National Association	Mainland Office	554	1.3%	3.2%
5.	Noble Energy, Inc.	Mainland Office	497	1.1%	3.1%
6.	Tesoro Corporation	Mainland Office	618	1.4%	3.1%
7.	Cinram Group, Inc.	Mainland Industrial	1,873	4.3%	2.9%
8.	F5 Networks, Inc.	Mainland Office	299	0.7%	2.9%
9.	WestRock Company	Mainland Office	311	0.7%	2.4%
10.	Orbital ATK, Inc.	Mainland Office	337	0.8%	2.3%
11.	Tyson Foods, Inc.	Mainland Office	248	0.6%	2.1%
12.	Novell, Inc.	Mainland Office	406	0.9%	1.8%
13.	FedEx Corporation	Mainland Office; Mainland Industrial	795	1.8%	1.7%
14.	PNC Bank, National Association	Mainland Office	441	1.0%	1.4%
15.	Allstate Insurance Company	Mainland Office	458	1.1%	1.3%
16.	ServiceNow, Inc.	Mainland Office	149	0.3%	1.3%
17.	Church & Dwight Co., Inc.	Mainland Office	250	0.6%	1.3%
18.	Restoration Hardware, Inc.	Mainland Industrial	1,195	2.8%	1.3%
19.	Tailored Brands, Inc.	Mainland Office	206	0.5%	1.2%
20.	Primerica Life Insurance Company	Mainland Office	344	0.8%	1.2%
21.	American Tire Distributors, Inc.	Mainland Industrial	722	1.7%	1.1%
22.	United Launch Alliance, LLC	Mainland Office	168	0.4%	1.1%
23.	The Southern Company	Mainland Office	448	1.0%	1.1%
24.	Compass Group USA, Inc.	Mainland Office	227	0.5%	1.1%
25.	Red Hat, Inc.	Mainland Office	175	0.4%	1.0%
	Total		15,185	35.0%	51.2%

(1) Pursuant to existing leases as of September 30, 2016 and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any.

(2) Annualized rental revenue is calculated as the annualized contractual rents, as of September 30, 2016, from tenants pursuant to existing leases, including straight line rent adjustments and excluding lease value amortization, and further adjusted for tenant concessions, including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants pursuant to existing leases.

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Supplemental Operating and Financial Data, September 30, 2016
32

THREE YEAR LEASE EXPIRATION SCHEDULE BY PROPERTY TYPE

THREE YEAR LEASE EXPIRATION SCHEDULE BY PROPERTY TYPE

As of September 30, 2016

(dollars and sq. ft. in thousands)

	Total	2016	2017	2018	2019 and Thereafter
Mainland Office:					
Total sq. ft.	12,670				
Leased sq. ft. [1]	12,285	-	135	753	11,397
Percent		0.0%	1.1%	6.1%	92.8%
Annualized rental revenue [2]	$ 281,140	$ -	$ 2,519	$ 9,371	$ 269,250
Percent		0.0%	0.9%	3.3%	95.8%
Mainland Industrial:					
Total sq. ft.	14,315				
Leased sq. ft. [1]	14,315	-	93	55	14,167
Percent		0.0%	0.6%	0.4%	99.0%
Annualized rental revenue [2]	$ 80,603	$ -	$ 1,380	$ 1,004	$ 78,219
Percent		0.0%	1.7%	1.2%	97.1%
Subtotal Mainland Properties:					
Total sq. ft.	26,985				
Leased sq. ft. [1]	26,600	-	228	808	25,564
Percent		0.0%	0.9%	3.0%	96.1%
Annualized rental revenue [2]	$ 361,743	$ -	$ 3,899	$ 10,375	$ 347,469
Percent		0.0%	1.1%	2.9%	96.0%
Hawaii Properties:					
Total sq. ft.	17,778				
Leased sq. ft. [1]	16,733	134	248	330	16,021
Percent		0.8%	1.5%	2.0%	95.7%
Annualized rental revenue [2]	$ 89,866	$ 625	$ 1,175	$ 3,985	$ 84,081
Percent		0.7%	1.3%	4.4%	93.6%
Total:					
Total sq. ft.	44,763				
Leased sq. ft. [1]	43,333	134	476	1,138	41,585
Percent		0.3%	1.1%	2.6%	96.0%
Annualized rental revenue [2]	$ 451,609	$ 625	$ 5,074	$ 14,360	$ 431,550
Percent		0.1%	1.1%	3.2%	95.6%

[1] Pursuant to existing leases as of September 30, 2016 and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied, or is being offered for sublease, if any.

[2] Annualized rental revenue is calculated as the annualized contractual rents, as of September 30, 2016, from tenants pursuant to existing leases, including straight line rent adjustments and excluding lease value amortization, and further adjusted for tenant concessions, including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants pursuant to existing leases.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2016
33

PORTFOLIO LEASE EXPIRATION SCHEDULE

PORTFOLIO LEASE EXPIRATION SCHEDULE

As of September 30, 2016

(dollars and sq. ft. in thousands)

Period / Year	Number of Tenants	Rented Square Feet Expiring (1)	% of Total Rented Square Feet Expiring (1)	Cumulative % of Total Rented Square Feet Expiring (1)	Annualized Rental Revenue Expiring (2)	% of Total Annualized Rental Revenue Expiring (2)	Cumulative % of Total Annualized Rental Revenue Expiring (2)
10/1/2016 - 12/31/2016	9	134	0.3%	0.3%	$ 625	0.1%	0.1%
2017	13	476	1.1%	1.4%	5,074	1.1%	1.2%
2018	25	1,138	2.6%	4.0%	14,360	3.2%	4.4%
2019	18	1,887	4.4%	8.4%	8,724	1.9%	6.3%
2020	15	961	2.2%	10.6%	9,115	2.0%	8.3%
2021	19	1,441	3.3%	13.9%	12,871	2.9%	11.2%
2022	70	3,917	9.0%	22.9%	49,185	10.9%	22.1%
2023	24	2,942	6.8%	29.7%	38,339	8.5%	30.6%
2024	23	7,001	16.2%	45.9%	68,719	15.2%	45.8%
2025	16	1,770	4.1%	50.0%	26,208	5.8%	51.6%
Thereafter	109	21,666	50.0%	100.0%	218,389	48.4%	100.0%
Total	341	43,333	100.0%		$ 451,609	100.0%	
Weighted average remaining lease term (in years)		10.6			10.1		

(1) Rented square feet is pursuant to existing leases as of September 30, 2016, and includes (i) space being fitted out for occupancy pursuant to existing leases, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any.

(2) Annualized rental revenue is calculated as the annualized contractual rents, as of September 30, 2016, from tenants pursuant to existing leases, including straight line rent adjustments and excluding lease value amortization, and further adjusted for tenant concessions, including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants pursuant to existing leases.

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Supplemental Operating and Financial Data, September 30, 2016
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Select Income REIT Supplemental Operating and Financial Data, September 30, 2016 35 H A W A I I L A N D R E N T R E S E T S U M M A R Y HAWAII LAND RENT RESET SUMMARY (dollars and sq. ft. in thousands) Historical Hawaii Land Rent Resets: 9/30/2016 6/30/2016 3/31/2016 12/31/2015 9/30/2015 Number of leases subject to resets 1 - - 1 1 Square feet 86 - - 70 46 Percent change in GAAP rent (1) 43.0% 0.0% 0.0% 44.3% 55.0% Scheduled Hawaii Land Rent Resets: As of September 30, 2016 Number Annualized of Resets Sq. Ft. Rental Revenue (2) - - -$ 6 337 1,883 8 380 2,525 58 5,288 30,101 72 6,005 34,509$ (1) Percent difference in prior rents charged for same space. Reset rents include estimated recurring expense reimbursements and exclude lease value amortization. (2) Annualized rental revenue is calculated as the annualized contractual rents, as of September 30, 2016, from tenants pursuant to existing leases, including straight line rent adjustments and excluding lease value amortization, and further adjusted for tenant concessions, including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants pursuant to existing leases. Total For the Three Months Ended 2017 2018 2019 and Thereafter 10/1/2016 - 12/31/2016

36EXHIBIT Mapunapuna Ground Leases, Honolulu, HI 129 leasable land parcels and easements Approximate Square Feet: 6,541,000

PROPERTY DETAIL

PROPERTY DETAIL

As of September 30, 2016

(dollars and square feet in thousands)

EXHIBIT A

	Property	City	State	Number of Buildings & Contiguous Land Parcels [1]	Property Type		Square Feet	% Leased	Annualized Rental Revenue [2]	Undepreciated Carrying Value [3]	Depreciated Carrying Value [3]	Date Acquired [4]	Weighted Average Year Built or Substantially Renovated [5]
1.	Inverness Center	Birmingham	AL	3	Mainland Office	Building	448	100.0%	$ 4,843	$ 38,631	$ 33,912	12/9/2010; 4/17/2015	1985
2.	Cinram Distribution Center	Huntsville	AL	1	Mainland Industrial	Building	1,371	100.0%	9,210	73,001	66,123	8/31/2012	2007
3.	445 Jan Davis Drive	Huntsville	AL	1	Mainland Office	Building	57	100.0%	927	10,290	10,251	7/22/2016	2007
4.	4501 Industrial Drive	Fort Smith	AR	1	Mainland Industrial	Building	64	100.0%	465	4,385	4,240	1/29/2015	2013
5.	16001 North 28th Avenue	Phoenix	AZ	1	Mainland Office	Building	106	100.0%	1,845	13,680	13,291	4/16/2015	2007
6.	2149 West Dunlap Avenue	Phoenix	AZ	1	Mainland Office	Building	123	100.0%	2,437	20,066	19,465	1/29/2015	1983
7.	Regents Center	Tempe	AZ	2	Mainland Office	Building	101	100.0%	1,847	13,012	8,446	6/30/1999	1988
8.	Campbell Place	Carlsbad	CA	2	Mainland Office	Building	95	100.0%	2,598	21,314	19,520	9/21/2012	2007
9.	Folsom Corporate Center	Folsom	CA	1	Mainland Office	Building	96	100.0%	3,418	28,954	25,288	12/17/2010	2009
10.	Bayside Technology Park	Fremont	CA	1	Mainland Office	Building	101	100.0%	2,162	10,581	9,627	3/19/2009	1990
11.	100 Redwood Shores Parkway	Redwood City	CA	1	Mainland Office	Building	63	100.0%	3,095	35,531	34,563	1/29/2015	2014
12.	3875 Atherton Road	Rocklin	CA	1	Mainland Office	Building	19	100.0%	410	4,180	4,014	1/29/2015	1991
13.	2090 Fortune Drive	San Jose	CA	1	Mainland Office	Building	72	100.0%	914	7,698	7,615	1/29/2015	2014
14.	2115 O'Nel Drive	San Jose	CA	1	Mainland Office	Building	99	100.0%	3,138	33,098	32,052	1/29/2015	2013
15.	6448-6450 Via Del Oro	San Jose	CA	1	Mainland Office	Building	76	100.0%	1,736	14,729	14,247	1/29/2015	1983
16.	North First Street	San Jose	CA	1	Mainland Office	Building	64	100.0%	1,959	14,491	13,943	12/23/2013	2013
17.	Rio Robles Drive	San Jose	CA	3	Mainland Office	Building	186	100.0%	4,590	44,925	42,978	12/23/2013	2011
18.	2450 & 2500 Walsh Avenue	Santa Clara	CA	2	Mainland Office	Building	132	100.0%	4,489	44,797	43,272	1/29/2015	2014
19.	3250 and 3260 Jay Street	Santa Clara	CA	2	Mainland Office	Building	149	100.0%	6,018	63,958	61,789	1/29/2015	2013
20.	350 West Java Drive	Sunnyvale	CA	1	Mainland Office	Building	96	100.0%	2,859	24,012	22,792	11/15/2012	2012
21.	7958 South Chester Street	Centennial	CO	1	Mainland Office	Building	168	100.0%	4,879	31,017	30,045	1/29/2015	2000
22.	350 Spectrum Loop	Colorado Springs	CO	1	Mainland Office	Building	156	100.0%	2,713	23,265	22,425	1/29/2015	2000
23.	955 Aeroplaza Drive	Colorado Springs	CO	1	Mainland Industrial	Building	125	100.0%	896	8,212	7,903	1/29/2015	2012
24.	13400 East 39th Avenue and 3800 Wheeling Street	Denver	CO	2	Mainland Industrial	Building	394	100.0%	1,345	16,101	15,556	1/29/2015	1996
25.	333 Inverness Drive South	Englewood	CO	1	Mainland Office	Building	140	100.0%	2,389	15,446	14,138	6/15/2012	1998
26.	150 Greenhorn Drive	Pueblo	CO	1	Mainland Industrial	Building	54	100.0%	545	4,377	4,203	1/29/2015	2013
27.	2 Tower Drive	Wallingford	CT	1	Mainland Industrial	Building	62	100.0%	400	3,643	3,097	10/24/2006	1978
28.	1 Targeting Center	Windsor	CT	1	Mainland Office	Building	97	100.0%	1,119	9,076	8,323	7/20/2012	1999
29.	235 Great Pond Road	Windsor	CT	1	Mainland Industrial	Building	171	100.0%	1,383	11,869	10,883	7/20/2012	2004
30.	10350 NW 112th Avenue	Miami	FL	1	Mainland Office	Building	79	100.0%	3,077	23,469	22,638	1/29/2015	2002
31.	2100 NW 82nd Ave	Miami	FL	1	Mainland Industrial	Building	37	100.0%	265	1,897	1,248	3/19/1998	2013

(1) Land parcels include four easements.

(2) Annualized rental revenue is calculated as the annualized contractual rents, as of September 30, 2016, from tenants pursuant to existing leases, including straight line rent adjustments and excluding lease value amortization, and further adjusted for tenant concessions, including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants pursuant to existing leases.

(3) Excludes the value of real estate intangibles.

(4) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in February 2012 in connection with our initial public offering.

(5) Weighted based on square feet.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2016

37

PROPERTY DETAIL (CONTINUED)

PROPERTY DETAIL (CONTINUED)

As of September 30, 2016

(dollars and square feet in thousands)

EXHIBIT A

	Property	City	State	Number of Buildings & Contiguous Land Parcels [1]	Property Type		Square Feet	% Leased	Annualized Rental Revenue [2]	Undepreciated Carrying Value [3]	Depreciated Carrying Value [3]	Date Acquired [4]	Weighted Average Year Built or Substantially Renovated [5]
32.	One Primerica Parkway	Duluth	GA	1	Mainland Office	Building	344	100.0%	5,221	57,332	55,231	1/29/2015	2013
33.	King Street Ground Lease	Honolulu	HI	1	Hawaii Properties	Land	21	100.0%	237	1,342	1,342	12/5/2003	-
34.	Mapunapuna Ground Leases	Honolulu	HI	129	Hawaii Properties	Land	6,541	100.0%	48,798	344,477	341,362	12/5/2003;11/21/2012	-
35.	Safeway Shopping Center	Honolulu	HI	3	Hawaii Properties	Land	158	100.0%	2,658	11,604	11,522	12/5/2003	-
36.	Salt Lake Shopping Center	Honolulu	HI	2	Hawaii Properties	Land	334	100.0%	1,702	9,660	9,660	12/5/2003	-
37.	Sand Island Buildings	Honolulu	HI	8	Hawaii Properties	Building	295	98.0%	4,955	39,116	33,141	12/5/2003;11/23/2004	1974
38.	Sand Island Ground Leases	Honolulu	HI	40	Hawaii Properties	Land	2,152	100.0%	16,230	92,435	92,382	12/5/2003	-
39.	Waiwai Ground Leases	Honolulu	HI	2	Hawaii Properties	Land	45	0.0%	-	2,567	2,421	12/5/2003	-
40.	Campbell Buildings	Kapolei	HI	5	Hawaii Properties	Building	285	100.0%	3,291	24,152	19,347	6/15/2005	1978
41.	Campbell Easements	Kapolei	HI	3	Hawaii Properties	Land	-	-	- [6]	10,496	10,496	6/15/2005	-
42.	Campbell Ground Leases	Kapolei	HI	35	Hawaii Properties	Land	7,901	87.4%	11,745	102,983	102,704	6/15/2005	-
43.	Waipahu Ground Lease	Waipahu	HI	1	Hawaii Properties	Land	44	100.0%	250	717	717	12/5/2003	-
44.	5500 SE Delaware Avenue	Ankeny	IA	1	Mainland Industrial	Building	450	100.0%	1,687	19,193	18,485	1/29/2015	2012
45.	951 Trails Road	Eldridge	IA	1	Mainland Industrial	Building	172	100.0%	1,021	8,560	6,736	4/2/2007	2001
46.	8305 NW 62nd Avenue	Johnston	IA	1	Mainland Office	Building	199	100.0%	3,240	34,008	32,695	1/29/2015	2011
47.	2300 N 33rd Ave	Newton	IA	1	Mainland Industrial	Building	317	100.0%	1,458	13,823	11,147	9/29/2008	2008
48.	7121 South Fifth Avenue	Pocatello	ID	1	Mainland Industrial	Building	33	100.0%	370	4,691	4,516	1/29/2015	2007
49.	400 South Jefferson Street	Chicago	IL	1	Mainland Office	Building	248	100.0%	9,591	90,479	87,425	1/29/2015	2012
50.	1230 West 171st Street	Harvey	IL	1	Mainland Industrial	Building	40	100.0%	430	2,473	2,403	1/29/2015	2004
51.	475 Bond Street	Lincolnshire	IL	1	Mainland Industrial	Building	223	100.0%	1,607	20,957	20,288	1/29/2015	2000
52.	1415 West Diehl Road	Naperville	IL	1	Mainland Office	Building	820	100.0%	16,766	188,475	177,555	4/1/2014	2001
53.	5156 American Road	Rockford	IL	1	Mainland Industrial	Building	38	100.0%	173	1,929	1,865	1/29/2015	1996
54.	440 North Fairway Drive	Vernon Hills	IL	1	Mainland Office	Building	100	100.0%	1,679	13,977	13,236	10/15/2013	2009
55.	Capitol Tower	Topeka	KS	1	Mainland Office	Building	144	100.0%	2,612	17,616	15,927	7/30/2012	2006
56.	The Atrium at Circleport II	Erlanger	KY	1	Mainland Office	Building	86	100.0%	1,160	13,032	9,406	6/30/2003	1999
57.	17200 Manchac Park Lane	Baton Rouge	LA	1	Mainland Industrial	Building	125	100.0%	884	10,560	10,191	1/29/2015	2014
58.	209 South Bud Street	Lafayette	LA	1	Mainland Industrial	Building	60	100.0%	511	5,249	5,059	1/29/2015	2010
59.	300 and 330 Billerica Road	Chelmsford	MA	2	Mainland Office	Building	209	53.1%	1,505	18,566	16,819	1/18/2011;9/27/2012	2001
60.	111 Powdermill Road	Maynard	MA	1	Mainland Office	Building	287	0.0%	-	29,900	23,637	3/30/2007	1990
61.	314 Littleton Road	Westford	MA	1	Mainland Office	Building	175	100.0%	4,560	33,944	32,676	1/29/2015	2013

(1) Land parcels include four easements.

(2) Annualized rental revenue is calculated as the annualized contractual rents, as of September 30, 2016, from tenants pursuant to existing leases, including straight line rent adjustments and excluding lease value amortization, and further adjusted for tenant concessions, including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants pursuant to existing leases.

(3) Excludes the value of real estate intangibles.

(4) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in February 2012 in connection with our initial public offering.

(5) Weighted based on square feet.

(6) Excludes annual tenant percentage rent generally received and recognized during the first quarter of each year for the previous year. Percentage rent recognized during the first quarter of 2016 totaled $846.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2016
38

PROPERTY DETAIL (CONTINUED)

PROPERTY DETAIL (CONTINUED)

As of September 30, 2016

(dollars and square feet in thousands)

EXHIBIT A

	Property	City	State	Number of Buildings & Contiguous Land Parcels (1)	Property Type		Square Feet	% Leased	Annualized Rental Revenue (2)	Undepreciated Carrying Value (3)	Depreciated Carrying Value (3)	Date Acquired (4)	Weighted Average Year Built or Substantially Renovated (5)
62.	7001 Columbia Gateway Drive	Columbia	MD	1	Mainland Office	Building	120	100.0%	3,677	28,292	25,987	12/21/2012	2008
63.	4000 Principio Parkway	North East	MD	1	Mainland Industrial	Building	1,195	100.0%	5,803	75,779	72,800	1/29/2015	2012
64.	3550 Green Court	Ann Arbor	MI	1	Mainland Office	Building	82	100.0%	1,625	13,019	12,019	12/21/2012	1998
65.	3800 Midlink Drive	Kalamazoo	MI	1	Mainland Industrial	Building	158	100.0%	2,185	43,229	41,537	1/29/2015	2014
66.	2401 Cram Avenue SE	Bemidji	MN	1	Mainland Industrial	Building	22	100.0%	183	2,237	2,148	1/29/2015	2013
67.	110 Stanbury Industrial Drive	Brookfield	MO	1	Mainland Industrial	Building	16	100.0%	189	2,059	1,981	1/29/2015	2012
68.	2555 Grand Boulevard	Kansas City	MO	1	Mainland Office	Building	596	100.0%	17,996	78,218	76,063	7/31/2015	2003
69.	628 Patton Avenue	Asheville	NC	1	Mainland Industrial	Building	33	100.0%	199	2,014	1,951	1/29/2015	1994
70.	2300 and 2400 Yorkmont Road	Charlotte	NC	2	Mainland Office	Building	284	100.0%	6,101	44,080	42,327	1/29/2015	1995
71.	3900 NE 6th Street	Minot	ND	1	Mainland Industrial	Building	24	100.0%	341	3,923	3,789	1/29/2015	2013
72.	1415 West Commerce Way	Lincoln	NE	1	Mainland Industrial	Building	222	100.0%	1,094	10,718	10,363	1/29/2015	2000
73.	18010 and 18020 Burt Street	Omaha	NE	2	Mainland Office	Building	203	100.0%	3,993	49,842	47,874	1/29/2015	2012
74.	309 Dulty's Lane	Burlington	NJ	1	Mainland Industrial	Building	634	100.0%	3,325	53,000	50,858	1/29/2015	2001
75.	500 Charles Ewing Boulevard	Ewing	NJ	1	Mainland Office	Building	250	100.0%	5,935	74,374	71,496	1/29/2015	2012
76.	725 Darlington Avenue	Mahwah	NJ	1	Mainland Industrial	Building	167	100.0%	2,292	18,046	17,451	4/9/2014	2010
77.	One Jefferson Road	Parsippany	NJ	1	Mainland Office	Building	100	100.0%	4,216	19,107	18,765	11/13/2015	2009
78.	299 Jefferson Road	Parsippany	NJ	1	Mainland Office	Building	151	100.0%	4,031	30,970	29,884	1/29/2015	2011
79.	2375 East Newlands Road	Fernley	NV	1	Mainland Industrial	Building	338	100.0%	1,439	18,700	17,975	1/29/2015	2007
80.	55 Commerce Avenue	Albany	NY	1	Mainland Industrial	Building	125	100.0%	1,091	11,284	10,861	1/29/2015	2013
81.	8687 Carling Road	Liverpool	NY	1	Mainland Office	Building	38	100.0%	746	5,564	4,224	1/6/2006	2007
82.	1212 Pittsford - Victor Road	Pittsford	NY	1	Mainland Office	Building	55	100.0%	1,024	5,539	4,418	11/30/2004	2003
83.	500 Canal View Boulevard	Rochester	NY	1	Mainland Office	Building	95	100.0%	1,563	15,406	11,031	1/6/2006	1997
84.	32150 Just Imagine Drive	Avon	OH	1	Mainland Industrial	Building	645	100.0%	3,479	25,480	21,212	5/29/2009	2000
85.	1415 Industrial Drive	Chillicothe	OH	1	Mainland Industrial	Building	44	100.0%	362	4,465	4,329	1/29/2015	2012
86.	2231 Schrock Road	Columbus	OH	1	Mainland Office	Building	42	100.0%	692	5,195	5,009	1/29/2015	1999
87.	5300 Centerpoint Parkway	Groveport	OH	1	Mainland Industrial	Building	581	100.0%	2,877	32,563	31,319	1/29/2015	2014
88.	200 Orange Point Drive	Lewis Center	OH	1	Mainland Industrial	Building	125	100.0%	1,038	9,913	9,554	1/29/2015	2013
89.	301 Commerce Drive	South Point	OH	1	Mainland Industrial	Building	75	100.0%	485	5,130	4,941	1/29/2015	2013
90.	2820 State Highway 31	McAlester	OK	1	Mainland Industrial	Building	24	100.0%	218	2,537	2,444	1/29/2015	2012
91.	501 Ridge Avenue	Hanover	PA	1	Mainland Industrial	Building	502	100.0%	3,739	27,030	22,562	9/24/2008	1965

(1) Land parcels include four easements.

(2) Annualized rental revenue is calculated as the annualized contractual rents, as of September 30, 2016, from tenants pursuant to existing leases, including straight line rent adjustments and excluding lease value amortization, and further adjusted for tenant concessions, including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants pursuant to existing leases.

(3) Excludes the value of real estate intangibles.

(4) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in February 2012 in connection with our initial public offering.

(5) Weighted based on square feet.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2016
39

PROPERTY DETAIL (CONTINUED)

PROPERTY DETAIL (CONTINUED)

As of September 30, 2016

(dollars and square feet in thousands)

EXHIBIT A

	Property	City	State	Number of Buildings & Contiguous Land Parcels (1)	Property Type		Square Feet	% Leased	Annualized Rental Revenue (2)	Undepreciated Carrying Value (3)	Depreciated Carrying Value (3)	Date Acquired (4)	Weighted Average Year Built or Substantially Renovated (5)
92.	8800 Tinicum Boulevard	Philadelphia	PA	1	Mainland Office	Building	441	100.0%	6,451	71,016	68,220	1/29/2015	2000
93.	9680 Old Bailes Road	Fort Mill	SC	1	Mainland Office	Building	60	100.0%	771	8,857	8,521	1/29/2015	2007
94.	996 Paragon Way	Rock Hill	SC	1	Mainland Industrial	Building	945	100.0%	3,041	38,520	37,023	1/29/2015	2014
95.	510 John Dodd Road	Spartanburg	SC	1	Mainland Industrial	Building	1,016	100.0%	4,664	61,298	58,882	1/29/2015	2012
96.	4836 Hickory Hill Road	Memphis	TN	1	Mainland Industrial	Building	646	100.0%	1,699	12,298	11,822	12/23/2014	2007
97.	2020 Joe B. Jackson Parkway	Murfreesboro	TN	1	Mainland Industrial	Building	1,016	100.0%	5,045	62,759	60,457	1/29/2015	2012
98.	16001 North Dallas Parkway	Addison	TX	2	Mainland Office	Building	554	100.0%	14,296	105,724	96,972	1/16/2013	1996
99.	2115-2116 East Randol Mill Road	Arlington	TX	1	Mainland Office	Building	183	100.0%	1,031	13,242	12,613	1/29/2015	1989
100.	Research Park	Austin	TX	2	Mainland Industrial	Building	149	100.0%	2,384	15,463	9,568	6/16/1999	1999
101.	1001 Noble Energy Way	Houston	TX	1	Mainland Office	Building	497	100.0%	14,016	121,731	116,807	1/29/2015	1998
102.	10451 Clay Road	Houston	TX	1	Mainland Office	Building	97	100.0%	2,789	27,012	26,103	1/29/2015	2013
103.	6380 Rogerdale Road	Houston	TX	1	Mainland Office	Building	206	100.0%	5,530	46,880	45,495	1/29/2015	2006
104.	4421 W. John Carp. Freeway	Irving	TX	1	Mainland Office	Building	54	100.0%	635	5,974	3,315	3/19/1998	1995
105.	8675,8701-8711 Freeport Pkwy and 8901 Esters Boulevard	Irving	TX	3	Mainland Office	Building	458	100.0%	6,038	81,610	78,722	1/29/2015	1990
106.	1511 East Common Street	New Braunfels	TX	1	Mainland Office	Building	63	100.0%	1,070	14,412	13,924	1/29/2015	2005
107.	2900 West Plano Parkway	Plano	TX	1	Mainland Office	Building	191	100.0%	1,420	27,491	26,562	1/29/2015	1998
108.	3400 West Plano Parkway	Plano	TX	1	Mainland Office	Building	235	100.0%	1,485	34,392	33,084	1/29/2015	1994
109.	19100 Ridgewood Parkway	San Antonio	TX	1	Mainland Office	Building	618	100.0%	13,809	192,538	184,707	1/29/2015	2008
110.	3600 Wiseman Boulevard	San Antonio	TX	1	Mainland Office	Building	100	100.0%	3,003	15,423	14,354	3/19/2013	2004
111.	1800 Novell Place	Provo	UT	1	Mainland Office	Building	406	100.0%	7,940	85,640	77,088	6/1/2012	2000
112.	4885-4931 North 300 West	Provo	UT	2	Mainland Office	Building	125	100.0%	3,649	29,338	27,014	2/28/2013	2009
113.	1095 South 4800 West	Salt Lake City	UT	1	Mainland Industrial	Building	150	100.0%	1,107	8,413	8,125	1/29/2015	2012
114.	1901 Meadowville Technology Parkway	Chester	VA	1	Mainland Industrial	Building	1,016	100.0%	6,343	71,511	68,698	1/29/2015	2012
115.	501 South 5th Street	Richmond	VA	1	Mainland Office	Building	311	100.0%	10,868	123,672	114,749	7/2/2013	2009
116.	Parham Place	Richmond	VA	3	Mainland Office	Building	89	100.0%	1,603	9,864	9,651	7/20/2015	2013
117.	1751 Blue Hills Drive	Roanoke	VA	1	Mainland Industrial	Building	399	100.0%	1,874	23,760	22,922	1/29/2015	2003
118.	Orbital Sciences Campus	Sterling	VA	3	Mainland Office	Building	337	100.0%	10,359	72,165	66,200	11/29/2012	2000
119.	181 Battaile Drive	Winchester	VA	1	Mainland Industrial	Building	308	100.0%	1,456	14,341	10,978	4/20/2006	1987
120.	351, 401, 501 Elliott Ave West	Seattle	WA	3	Mainland Office	Building	300	100.0%	12,983	129,496	125,563	1/29/2015	2000
				361			44,763	96.8%	$ 451,609	$ 4,136,571	$ 3,913,589		2004

(1) Land parcels include four easements.

(2) Annualized rental revenue is calculated as the annualized contractual rents, as of September 30, 2016, from tenants pursuant to existing leases, including straight line rent adjustments and excluding lease value amortization, and further adjusted for tenant concessions, including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants pursuant to existing leases.

(3) Excludes the value of real estate intangibles.

(4) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in February 2012 in connection with our initial public offering.

(5) Weighted based on square feet.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2016

40